As filed with the Securities and Exchange Commission on April 20, 2004
Registration No. 333-113594

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1.

TO
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Phase Forward Incorporated

(Exact name of registrant as specified in its charter)

Delaware	7389	04-3386549
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Phase Forward Incorporated

880 Winter Street
Waltham, Massachusetts 02451
(888) 703-1122
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert K. Weiler

President and Chief Executive Officer
Phase Forward Incorporated
880 Winter Street
Waltham, Massachusetts 02451
(888) 703-1122
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

William J. Schnoor, Jr., Esq. John M. Mutkoski, Esq. Testa, Hurwitz & Thibeault, LLP 125 High Street Boston, Massachusetts 02110 (617) 248-7000	D. Ari Buchler, Esq. Vice President, General Counsel and Secretary Phase Forward Incorporated 880 Winter Street Waltham, Massachusetts 02451 (888) 703-1122	Louis A. Goodman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Beacon Street Boston, Massachusetts 02108 (617) 573-4800

  Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☐

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (the “Form S-1”) of Phase Forward Incorporated (the “Company”) is being filed solely for the purpose of adding Exhibits to the original filing of the Form S-1, filed on March 15, 2004. Other than the addition of exhibits and corresponding changes to the exhibit index, the remainder of the Form S-1 is unchanged. The Prospectus portion of Form S-1 is not reproduced in this Amendment No. 1. This Amendment No. 1 speaks as of the original filing date of the Form S-1 and does not reflect events occurring after the filing date of the original Form S-1, or modify or update the disclosures therein in any way other than as required to reflect the amendment set forth below.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

   Estimated expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered under this registration statement are as follows:

SEC registration fee		$10,928
NASD filing fee		9,125
Nasdaq National Market listing fee		100,000
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue Sky fees and expenses (including legal fees)		*
Transfer agent and registrar fees and expenses		*
Miscellaneous		*

Total	$	*

*	To be filed by Amendment.

Item 14.     Indemnification of Directors and Officers.

   The Delaware General Corporation Law and our charter and bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. In general, we will indemnify our directors and officers with respect to actions taken by them in good faith in a manner reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to our charter and bylaws filed as Exhibits 3.1, 3.2, 3.3 and 3.4 to this registration statement, respectively.

   The underwriting agreement provides that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”). Reference is made to the form of underwriting agreement filed as Exhibit 1.1 to this registration statement.

   We have entered into agreements with certain of our officers and directors that also provide for such indemnification and expenses and liability reimbursement. These agreements require us to indemnify such persons against liabilities that may arise by reason of their status or service as officers and directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

   In addition, we have an existing directors and officers liability insurance policy.

Item 15.     Recent Sales of Unregistered Securities.

   In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act:

   (a) Issuances of Capital Stock.

   In August 2001, we issued 3,891,684 shares of our series D preferred stock to 23 stockholders of Clinsoft Corporation in a merger transaction in exchange for all of the issued and outstanding capital stock of Clinsoft.

   In December 2001 and January 2002, we issued and sold an aggregate of 1,230,770 shares of our series D preferred stock to 38 purchasers for an aggregate purchase price of $8,000,005.

   No underwriters were used in the foregoing transactions. All sales of securities described above were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act (and/or Regulation D promulgated thereunder) for transactions by an issuer not involving a public offering. All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act.

   (b) Grants and Exercises of Stock Options.

   Since January 1, 2001, we have granted stock options to purchase 3,984,931 shares of common stock with exercise prices ranging from $0.10 to $6.00 per share, to employees, directors and consultants pursuant to our stock option plans. Of these options, 414,089 have been exercised for an aggregate consideration of $1,242,267 as of December 31, 2003. The issuance of common stock upon exercise of the options was exempt either pursuant to Rule 701, as a transaction pursuant to a compensatory benefit plan, or pursuant to Section 4(2), as a transaction by an issuer not involving a public offering. The common stock issued upon exercise of options are deemed restricted securities for the purposes of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.

   (a) Exhibits:

Exhibit
No.		Description

1	.1*	Form of Underwriting Agreement.
3.1		Restated Certificate of Incorporation of the Registrant (to be in effect immediately prior to the closing of the offering).
3.2		Form of Amended and Restated Certificate of Incorporation of the Registrant (to be filed upon the closing of the offering).
3.3		Bylaws of the Registrant (currently in effect).
3.4		Form of Amended and Restated Bylaws of the Registrant (to take effect as of the effective date of the registration statement).
4	.1*	Specimen Certificate for shares of the Registrant’s Common Stock.
4.2		Description of Capital Stock (contained in the Certificate of Incorporation filed as Exhibits 3.1 and 3.2).
5	.1*	Legal Opinion of Testa, Hurwitz & Thibeault, LLP.
10	.1+	1997 Stock Option Plan.
10	.2+	Amended and Restated 2003 Non-Employee Director Stock Option Plan.
10	.3+	2004 Stock Option and Incentive Plan.
10	.4+	2004 Employee Stock Purchase Plan.
10.5		Fifth Amended and Restated Investors’ Rights Agreement, as amended by Amendments No. 1 and No. 2 thereto.
10.6		Software License Agreement between the Registrant and Eli Lilly and Company.
10.7		Consulting and Professional Services Agreement between the Registrant and Eli Lilly and Company.
10	.8+	Form of Executive Agreement between the Registrant and its officers.
10	.9+	Senior Executive’s Service Agreement between Phase Forward Europe Limited and Stephen Powell.
10	.10+	Executive Service Agreement between Phase Forward Europe Limited and Martin Young.
10	.11+	Stock Restriction Agreement between John J. Schickling and the Registrant dated November 2, 2001.

Exhibit
No.		Description

10	.12+	Stock Restriction Agreement between John J. Schickling and the Registrant dated November 27, 2001.
10	.13+	Form of Indemnification Agreement between the Registrant and each of its directors.
10.14		Sublease Agreement between the Registrant and BMC Software, Inc.
23.1		Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).
23.2		Consent of Ernst & Young LLP.
24.1		Power of Attorney (contained on page II-4).

*	To be filed by amendment.

+	Indicates a management contract or any compensatory plan, contract or arrangement.

   (b) Financial Statement Schedules.

   All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

Item 17.     Undertakings.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on April 20, 2004.

PHASE FORWARD INCORPORATED

By:	/s/ ROBERT K. WEILER

Robert K. Weiler
President and Chief Executive Officer

POWER OF ATTORNEY

   We, the undersigned officers and directors of Phase Forward Incorporated (the “Company”), hereby severally constitute and appoint Robert K. Weiler and John J. Schickling, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the registration statement on Form S-1 filed with the Securities and Exchange Commission, and any and all amendments to said registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ ROBERT K. WEILER Robert K. Weiler	President, Chief Executive Officer and Director (Principal Executive Officer)	April 20, 2004

/s/ JOHN J. SCHICKLING John J. Schickling	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	April 20, 2004

/s/ PAUL A. BLEICHER, M.D., PH.D Paul A. Bleicher, M.D., Ph.D	Chairman of the Board	April 20, 2004

/s/ AXEL BICHARA Axel Bichara	Director	April 20, 2004

/s/ FRANKLYN A. CAINE Franklyn A. Caine	Director	April 20, 2004

Signature	Title	Date

/s/ JAMES I. CASH, JR., PH.D James I. Cash, Jr., Ph.D	Director	April 20, 2004

/s/ RICHARD A. D’AMORE Richard A. D’Amore	Director	April 20, 2004

/s/ EUGENE D. HILL, III Eugene D. Hill, III	Director	April 20, 2004

/s/ RONALD HUNT Ronald Hunt	Director	April 20, 2004

/s/ PETER BARTON HUTT Peter Barton Hutt	Director	April 20, 2004

EXHIBIT INDEX

Exhibit
No.		Description

1	.1*	Form of Underwriting Agreement.
3.1		Restated Certificate of Incorporation of the Registrant (to be in effect immediately prior to the closing of the offering).
3.2		Form of Amended and Restated Certificate of Incorporation of the Registrant (to be filed upon the closing of the offering).
3.3		Bylaws of the Registrant (currently in effect).
3.4		Form of Amended and Restated Bylaws of the Registrant (to take effect as of the effective date of the registration statement).
4	.1*	Specimen Certificate for shares of the Registrant’s Common Stock.
4.2		Description of Capital Stock (contained in the Certificate of Incorporation filed as Exhibits 3.1 and 3.2).
5	.1*	Legal Opinion of Testa, Hurwitz & Thibeault, LLP.
10	.1+	1997 Stock Option Plan.
10	.2+	Amended and Restated 2003 Non-Employee Director Stock Option Plan.
10	.3+	2004 Stock Option and Incentive Plan.
10	.4+	2004 Employee Stock Purchase Plan.
10.5		Fifth Amended and Restated Investors’ Rights Agreement, as amended by Amendments No. 1 and No. 2 thereto.
10.6		Software License Agreement between the Registrant and Eli Lilly and Company.
10.7		Consulting and Professional Services Agreement between the Registrant and Eli Lilly and Company.
10	.8+	Form of Executive Agreement between the Registrant and its officers.
10	.9+	Senior Executive’s Service Agreement between Phase Forward Europe Limited and Stephen Powell.
10	.10+	Executive Service Agreement between Phase Forward Europe Limited and Martin Young.
10	.11+	Stock Restriction Agreement between John J. Schickling and the Registrant dated November 2, 2001.
10	.12+	Stock Restriction Agreement between John J. Schickling and the Registrant dated November 27, 2001.
10	.13+	Form of Indemnification Agreement between the Registrant and each of its directors.
10.14		Sublease Agreement between the Registrant and BMC Software, Inc.
23.1		Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).
23.2		Consent of Ernst & Young LLP.
24.1		Power of Attorney (contained on page II-4).

*	To be filed by amendment.

+	Indicates a management contract or any compensatory plan, contract or arrangement.